UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 1

TO

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOCIAL REALITY, INC.
(Exact name of registrant has specified in its charter)

Delaware	42-2925231
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A common stock, par value $0.001	The NASDAQ Stock Market LLC

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☑

If this form related to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

not applicable
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

A description of the Class A common stock is hereby incorporated by reference to the Registration Statement on Form S-1, SEC File No. 333-207707.

Item 2.

Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to the Registration Statement on Form S-1, SEC File No. 333-179151, as amended (the "S-1")).
3.2	Certificate of Correction (incorporated by reference to the S-1).
3.3	Bylaws (incorporated by reference to the S-1).
3.4	Certificate of Designations, Rights and Preference of Series 1 Preferred Stock (incorporated by reference to the Current Report on Form 8-K as filed on August 22, 2013).
3.5	Certificate of Amendment to the Certificate of Incorporation of Social Reality, Inc. (incorporated by reference to the Current Report on Form 8-K as filed on September 19, 2016).
4.1	Specimen Class A common stock certificate. *

*

Previously filed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SOCIAL REALITY, INC.

October 12, 2016
	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer

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